 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): May 29, 2026

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
2026 Term Loan Credit Agreement
As previously disclosed by Wheels Up Experience Inc. (the “Company”) in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 11, 2026, on May 10, 2026, the Company entered into a commitment letter, pursuant to which Delta Air Lines, Inc. (“Delta”), Cox Investment Holdings, LLC (“Cox”) and CK Wheels LLC (“CK Wheels”, and collectively with Delta and Cox, the “Lead Lenders”), each of which is an existing lender of the Company, committed to provide an unsecured term loan facility to the Company in the aggregate original principal amount of $100.0 million (the “Initial 2026 Term Loan”). On May 29, 2026 (the “Closing Date”), the Company entered into a Credit Agreement (the “2026 Credit Agreement”), by and among the Company, as borrower (in such capacity, the “Borrower”), certain subsidiaries of the Company as guarantors (the “Guarantors” and, collectively with the Borrower, the “Loan Parties”), each of the Lead Lenders, and U.S. Bank Trust Company, N.A., as administrative agent (the “Agent”), pursuant to which the Lead Lenders provided the Initial 2026 Term Loan, the net proceeds of which were received by the Company on the Closing Date. The Company expects to use the $100.0 million of proceeds from the Initial 2026 Term Loan for working capital and general corporate purposes, including to advance the Company’s growth initiatives, further scale its premium Bombardier Challenger 300 and Embraer Phenom 300 series aircraft fleets and/or repay existing indebtedness, and to pay certain transaction-related expenses.
Pursuant to the 2026 Credit Agreement, the Borrower, with the consent of each Lead Lender, may request the establishment of additional term loan commitments (each, an “Incremental Term Loan” and, together with the Initial 2026 Term Loan, the “2026 Term Loan”) after the Closing Date in an aggregate original principal amount up to $100.0 million, subject to lender participation and certain other requirements set forth in the 2026 Credit Agreement. To the extent any Incremental Term Loan is not advanced by the Lead Lenders and is instead advanced by any additional lender with the consent of each Lead Lender, such additional lender would join the 2026 Credit Agreement and become a “Lender” thereunder.
The scheduled maturity date for the 2026 Term Loan is the earliest to occur of (i) May 29, 2029, (ii) acceleration or termination of any obligations upon the occurrence and continuation of an Event of Default (as defined in the 2026 Credit Agreement) and (iii) 91 days prior to the “Scheduled Maturity Date” under the 2023 Credit Agreement (as defined below), which is currently scheduled to mature on September 20, 2028 (as applicable, the “Maturity Date”). Interest on the 2026 Term Loan accrues on a daily basis at a rate of 12% per annum (calculated on the basis of a 360-day year for the actual number of days elapsed and compounded quarterly) on the unpaid principal balance then outstanding. Accrued interest on the 2026 Term Loan is payable in kind as compounded interest and capitalized to the principal amount of the 2026 Term Loan on the last day of each of March, June, September and December, and the Maturity Date; provided, that the Company may, at its option, elect to pay such interest in cash at any interest payment date. If any repayment or prepayment of the 2026 Term Loan is required as a result of an Event of Default (as defined in the 2026 Credit Agreement), accrued interest as of the date of such repayment or prepayment that has not yet been capitalized to the principal amount repaid or prepaid must be paid in cash. Upon the occurrence and during the continuance of an Event of Default under the 2026 Credit Agreement, interest will accrue on (y) the unpaid principal balance of the 2026 Term Loan at the rate then applicable to such 2026 Term Loan plus 2% and (z) all other outstanding liabilities, interest, expenses, fees and other sums under the 2026 Credit Agreement, at a rate equal to the Alternate Base Rate (as defined in the 2026 Credit Agreement) plus 2% per annum (in each case, calculated on the basis of a 360-day year for the actual number of days elapsed and compounded quarterly).
The Maturity Date for the 2026 Term Loan is expected to occur prior to that of the 2023 Credit Agreement (as defined below) and is permitted under the 2023 Credit Agreement to be paid prior to amounts due and owing under the 2023 Credit Agreement. The 2026 Term Loan is unsecured, but has been initially guaranteed by all U.S. and certain non-U.S. direct and indirect subsidiaries of the Borrower, and any new or after-acquired subsidiaries of the Borrower that meet certain criteria are required to be added as Guarantors after the Closing Date. The 2026 Credit Agreement also contains certain covenants and events of default, in each case customary for transactions of this type.

Amendment No. 4 to 2023 Credit Agreement
As previously disclosed by the Company in filings with the SEC, the Company is party to a Credit Agreement, dated as of September 20, 2023 (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, as further amended by Amendment No. 2 thereto, dated as of November 13, 2024, as further amended by Amendment No. 3 thereto, dated as of April 30, 2025, and as further amended by Amendment No. 4 (as defined below), the “2023 Credit Agreement”), by and among the Company, as borrower, the Guarantors, the lenders from time to time party thereto, including the Lead Lenders, and the Agent, as administrative agent for the lenders and as collateral agent for the secured parties, which provides for a term loan facility in the aggregate original principal amount of $390.0 million that was fully funded as of November 15, 2023, and commitments by Delta for a revolving loan facility in the aggregate original principal amount of $100.0 million.
On the Closing Date, the Company entered into Amendment No. 4 to Credit Agreement (“Amendment No. 4”), by and among the Company, as borrower, the Guarantors, each of the Lead Lenders, and the Agent, pursuant to which, among other things, certain conforming amendments were made to (a) permit the incurrence of the 2026 Term Loan and reflect its terms, and (b) further reflect the Series B Revolving Equipment Notes Facility (as defined in the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2026) that closed on May 21, 2026 as senior secured indebtedness and constitute EETC Obligations (as defined in the 2023 Credit Agreement). The terms of the 2023 Credit Agreement remain unchanged except as generally described herein and other conforming changes as set forth in Amendment No. 4.
On the Closing Date: (i) there were 36,260,282 shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), outstanding (excluding treasury stock); (ii) Delta beneficially owned approximately 36.3% of the outstanding shares of Common Stock, of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at any annual meeting of the Company's stockholders that are held by Delta will be neutral shares with respect to voting rights; (iii) Cox beneficially owned approximately 11.9% of the outstanding shares of Common Stock; (iv) CK Wheels beneficially owned approximately 35.6% of the outstanding shares of Common Stock; (v) each of the Lead Lenders was a lender under the 2023 Credit Agreement and 2026 Credit Agreement, and was a party to certain other agreements concerning the governance of the Company and certain commercial arrangements, in each case as disclosed under the heading “Related Person Transactions with Holders of More than 5% of Our Voting Stock” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2026; and (vi) Delta and the Company were parties to certain credit support-related transactions described under the caption “Closing of $68 million Series B Revolving Equipment Notes Facility” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2026. The 2026 Credit Agreement and Amendment No. 4, including the transactions contemplated thereby involving the Lead Lenders, were unanimously approved by the disinterested, independent members of the Company’s Board of Directors.
The preceding descriptions of the 2026 Credit Agreement and Amendment No. 4 are summaries of their respective material terms, do not purport to be complete and are qualified in their entirety by reference to the full text of the 2026 Credit Agreement and Amendment No. 4, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (“Current Report”), and are incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 with respect to the 2026 Credit Agreement and Amendment No. 4 is incorporated by reference herein.
Cautionary Note Regarding Forward-Looking Statements
This Current Report contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of the Company. These forward-looking statements include, but are not limited to, statements regarding the 2023 Credit Agreement and 2026 Credit

Agreement, including the financing transactions contemplated thereby and the ability to use net proceeds therefrom for working capital and general corporate purposes, including to advance the Company’s growth initiatives, further scale its premium Bombardier Challenger 300 and Embraer Phenom 300 series aircraft fleets and/or repay existing indebtedness, and to pay transaction-related expenses. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to the Company under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 10, 2026, under Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 11, 2026 and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this Current Report.
Item 9.01    Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1*^
Credit Agreement, dated as of May 29, 2026, among Wheels Up Experience Inc., as Borrower, the subsidiaries of Wheels Up Experience Inc. party thereto, as guarantors, Delta Air Lines, Inc., Cox Investment Holdings, LLC, CK Wheels LLC and U.S. Bank Trust Company, N.A., as administrative agent

10.2*
Amendment No. 4 to Credit Agreement, dated as of May 29, 2026, among Wheels Up Experience Inc., as Borrower, the subsidiaries of Wheels Up Experience Inc. party thereto, as guarantors, the lenders party thereto, and U.S. Bank Trust Company, N.A., as administrative agent and collateral agent (with a conformed version of the Credit Agreement through and including Amendment No. 4 thereto provided in Exhibit A thereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
^	Certain schedules, exhibits, annexes and/or appendices have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or Exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: June 1, 2026	By:	/s/ John Verkamp
		Name:	John Verkamp
		Title:	Chief Financial Officer